Exhibit 99.1

Mister Car Wash Announces Second Quarter 2023 Financial Results

Net revenues increased 5.2%

Unlimited Wash Club memberships increased 12.2%

Opened nine new greenfield locations and acquired one location

Fiscal 2023 guidance revised

Tucson, Ariz., August 03, 2023 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended June 30, 2023.

“We had a solid second quarter. Our Unlimited Wash subscription business remained strong and stable, comparable store sales returned to positive territory, operating margin improved sequentially from the first quarter, we generated $74 million in adjusted EBITDA and net income of $27 million, and we are pleased with the Titanium rollout and implementation process,” commented John Lai, Chairperson and CEO of Mister Car Wash. “Our foot is firmly on the pedal of greenfield expansion, as we opened 13 new stores year to date and remain comfortable with our full year target of approximately 35. Lastly, we continue to manage expenses and optimize investments in our facilities and our people. From our Manager in Training program to our close coverage in house facility maintenance team, to our new build install teams, to IT support, we’ve invested in human capital across the board knowing that in the end, we have a culture that values people, and our biggest competitive advantage is our team.”

Second Quarter 2023 Highlights:

•
Net revenues increased 5.2% to $236.9 million from $225.2 million in the second quarter of 2022.
•
Comparable stores sales increased 0.3%, compared to a 2.4% increase in the second quarter of 2022.
•
The Company added 59 thousand net new UWC Members in the second quarter. As of June 30, 2023, the Company had approximately 2.1 million UWC Members, which represented a 12.2% increase over the same time last year. UWC sales represented approximately 69.4% of total wash sales in the second quarter of 2023 compared to approximately 66.2% in the second quarter of 2022.
•
The Company opened nine new greenfield locations and acquired one location in the second quarter of 2023, bringing the total number of car wash locations operated to 449 as of June 30, 2023, compared to 409 car wash locations as of June 30, 2022, an increase of 9.8%.
•
Net income and net income per diluted share were $27.1 million and $0.08, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $29.0 million and $0.09, respectively.
•
Adjusted EBITDA(1) decreased less than 1% to $73.9 million from $74.5 million in the second quarter of 2022.

Six Month 2023 Highlights:

•
Net revenues increased 4.1% to $462.9 million from $444.6 million in the comparable period last year.
•
Comparable stores sales decreased 0.6% compared to a 6.5% increase in the comparable period last year.
•
The Company added approximately 181 thousand UWC Members.
•
Net income and net income per diluted share were $48.3 million and $0.15, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $55.7 million and $0.17, respectively.
•
Adjusted EBITDA(1) decreased 3.0% to $144.8 million from $149.3 million comparable period last year.

(1) See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Store Count

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023
Beginning location count	439	399	436
Locations acquired	1	6	1
Greenfield locations opened	9	4	13
Closures	-	-	1
Ending location count	449	409	449

Balance Sheet and Cash Flow Highlights

•
As of June 30, 2023, cash and cash equivalents totaled $136.2 million, and there were no borrowings under the Company’s Revolving Commitment, compared to cash and cash equivalents of $65.2 million and no borrowings under the Revolving Commitment as of December 31, 2022.
•
Net cash provided by operating activities totaled $117.1 million during the first six months of 2023, compared to $134.6 million during the first six months of 2022.

Sale-Leasebacks and Rent Expense

•
In the second quarter of 2023, the Company completed 10 separate sale-leaseback transactions involving a total of 18 car wash locations for aggregate consideration of $80.0 million.
•
With 408 car wash leases at the end of the second quarter versus 354 leases at the end of the second quarter last year, rent expense increased 15.5% to $24.8 million, compared to the second quarter of 2022.

Fiscal 2023 Outlook

The Company revises the guidance previously provided for the fiscal year ending December 31, 2023:

2023 Outlook	Current	Previous
Net revenues	$913 to $936 million	$925 to $960 million
Comparable stores sales growth %	-1.0% to 1.0%	0.0% to 3.0%
Adjusted net income	$94 to $103 million	$100 to $115 million
Adjusted EBITDA	$270 to $283 million	$277 to $297 million
Diluted adjusted net income per share	$0.28 to $0.32	$0.30 to $0.35
Interest expense, net	$75 million	$73 million
Rent expense, net	Approx. $100 million	Approx. $100 million
Weighted average common shares outstanding, diluted, full year	330 million	330 million
New greenfield locations	Approx. 35	Approx. 35
Capital expenditures(1)	$227 to $312 million	$220 to $270 million
Sale leasebacks	$110 to $130 million	$110 to $130 million
(1)
Total capital expenditures for the fiscal year ending December 31, 2023 are expected to consist of approximately $175 million to $240 million of growth capital expenditures related to the opening of new stores and $52 million to $72 million of other capital expenditures related to store maintenance, growth and the expenditures to integrate acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the second quarter of 2023 and to provide a business update is scheduled for today, August 3, 2023, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-886-7786 (international callers please dial 1-416-764-8658) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates over 440 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income, and Diluted adjusted net income per share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s operating performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the Company’s initial public offering (the “IPO”), and other nonrecurring charges. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Diluted adjusted net income per share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations.

The Company is not providing a reconciliation of the fiscal 2023 outlook for Adjusted EBITDA, Adjusted net income and Diluted adjusted net income per share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2023 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of Unlimited Wash Club® (“UWC”) members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

Jill Adams

media@mistercarwash.com

Condensed Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues	$236,894	$225,159	$462,854	$444,578
Cost of labor and chemicals	70,824	69,351	137,616	134,889
Other store operating expenses	90,337	79,029	179,803	156,830
General and administrative	27,829	25,610	52,012	49,297
Gain on sale of assets, net	(4,728)	(3,146)	(4,791)	(2,687)
Total costs and expenses	184,262	170,844	364,640	338,329
Operating income	52,632	54,315	98,214	106,249

Other expense:
Interest expense, net	18,295	8,762	36,043	16,928
Total other expense	18,295	8,762	36,043	16,928
Income before taxes	34,337	45,553	62,171	89,321
Income tax provision	7,205	9,894	13,903	18,174
Net income	$27,132	$35,659	$48,268	$71,147

Other comprehensive income, net of tax:
Gain on interest rate swap	-	301	-	2,170
Total comprehensive income	$27,132	$35,960	$48,268	$73,317

Net income per share:
Basic	$0.09	$0.12	$0.16	$0.24
Diluted	$0.08	$0.11	$0.15	$0.22
Weighted-average common shares outstanding:
Basic	309,314,858	302,666,291	308,308,972	301,803,664
Diluted	328,283,353	327,229,531	327,951,399	328,205,776

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
(Amounts in thousands, except share and per share data)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$136,095	$65,152
Restricted cash	138	70
Accounts receivable, net	2,796	3,941
Other receivables	21,722	15,182
Inventory, net	8,273	9,174
Prepaid expenses and other current assets	12,506	12,618
Total current assets	181,530	106,137

Property and equipment, net	595,537	560,874
Operating lease right of use assets, net	813,924	776,689
Other intangible assets, net	120,546	123,615
Goodwill	1,109,815	1,109,815
Other assets	9,212	9,102
Total assets	$2,830,564	$2,686,232

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$36,119	$25,649
Accrued payroll and related expenses	17,216	17,218
Other accrued expenses	58,670	41,196
Current maturities of operating lease liability	42,029	40,367
Current maturities of finance lease liability	706	668
Deferred revenue	32,368	29,395
Total current liabilities	187,108	154,493

Long-term portion of debt, net	896,620	895,830
Operating lease liability	796,203	759,775
Financing lease liability	14,417	14,779
Deferred tax liability	64,579	53,395
Other long-term liabilities	6,271	6,832
Total liabilities	1,965,198	1,885,104

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 311,758,330 and 306,626,530 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	3,123	3,072
Additional paid-in capital	799,498	783,579
Retained earnings (Accumulated Deficit)	62,745	14,477
Total stockholders’ equity	865,366	801,128
Total liabilities and stockholders’ equity	$2,830,564	$2,686,232

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$48,268	$71,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	33,819	30,081
Stock-based compensation expense	11,354	11,498
Gain on sale of assets, net	(4,791)	(2,687)
Amortization of debt issuance costs	842	842
Non-cash lease expense	21,838	19,433
Deferred income tax	11,058	13,983
Changes in assets and liabilities:
Accounts receivable, net	1,145	(1,017)
Other receivables	(2,219)	8,455
Inventory, net	905	(692)
Prepaid expenses and other current assets	133	(3,129)
Accounts payable	5,593	6,137
Accrued expenses	6,525	(1,119)
Deferred revenue	2,966	1,416
Operating lease liability	(19,591)	(18,374)
Other noncurrent assets and liabilities	(723)	(1,359)
Net cash provided by operating activities	$117,122	$134,615

Cash flows from investing activities:
Purchases of property and equipment	(127,868)	(76,399)
Acquisition of car wash operations, net of cash	(4,985)	(47,039)
Proceeds from sale of property and equipment	82,622	3,672
Net cash used in investing activities	$(50,231)	$(119,766)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	4,444	5,436
Payments on debt borrowings	-	(2,100)
Principal payments on finance lease obligations	(324)	(274)
Net cash provided by financing activities	$4,120	$3,062

Net change in cash and cash equivalents and restricted cash during period	71,011	17,911
Cash and cash equivalents and restricted cash at beginning of period	65,222	19,858
Cash and cash equivalents and restricted cash at end of period	$136,233	$37,769

Supplemental disclosure of cash flow information:
Cash paid for interest	$30,281	$16,134
Cash paid for income taxes	$1,500	$1,791

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$14,686	$9,182
Property and equipment in other accrued expenses	$29,718	$5,687
Proceeds from sale of property and equipment in other receivables	$4,149	$-
Stock option exercise proceeds in other receivables	$172	$2

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net income to Adjusted EBITDA:
Net income	$27,132	$35,659	$48,268	$71,147
Interest expense, net	18,295	8,762	36,043	16,928
Income tax provision	7,205	9,894	13,903	18,174
Depreciation and amortization expense	16,512	15,136	33,819	30,081
Gain on sale of assets, net	(4,728)	(3,146)	(4,791)	(2,687)
Stock-based compensation expense	5,993	5,979	11,354	11,498
Acquisition expenses	1,280	704	1,739	1,238
Non-cash rent expense	1,184	555	2,214	1,075
Expenses associated with initial public offering	-	(14)	-	272
Other	987	947	2,287	1,599
Adjusted EBITDA	$73,860	$74,476	$144,836	$149,325

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	328,283,353	327,229,531	327,951,399	328,205,776
Adjustments for potentially dilutive securities	-	-	-	-
Adjusted weighted-average common shares outstanding - diluted	328,283,353	327,229,531	327,951,399	328,205,776

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net income to Adjusted Net Income:
Net income	$27,132	$35,659	$48,268	$71,147
Gain on sale of assets, net	(4,728)	(3,146)	(4,791)	(2,687)
Stock-based compensation expense	5,993	5,979	11,354	11,498
Acquisition expenses	1,280	704	1,739	1,238
Non-cash rent expense	1,184	555	2,214	1,075
Expenses associated with initial public offering	-	(14)	-	272
Other	987	947	2,287	1,599
Income tax impact of stock award exercises	(1,657)	(2,254)	(2,173)	(5,958)
Tax impact of adjustments to net income	(1,179)	(1,256)	(3,201)	(3,249)
Adjusted Net Income	$29,012	$37,174	$55,697	$74,935
Diluted Adjusted Net Income per Share	$0.09	$0.11	$0.17	$0.23
Adjusted weighted-average common shares outstanding - diluted	328,283,353	327,229,531	327,951,399	328,205,776